Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to the Registration Statement of Homestake Mining Company on Form S-8 (File No. 33-32174) of our report dated June 20, 1996, on our audits of the financial statements and financial statement schedules of the Homestake Mining Company Retirement Savings Plan for Hourly Employees at Lead as of December 31, 1995 and 1994, and for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.


/s/ Coopers & Lybrand L.L. P.
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COOPERS & LYBRAND L.L.P.


San Francisco, California
June 24, 1996